UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): March 27, 2006

                     1st Independence Financial Group, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


      0-26570                                           61-1284899
(Commission File Number)                    (IRS Employer Identification No.)



104 South Chiles Street, Harrodsburg, Kentucky              40330-1620
(Address of Principal Executive Offices)                    (Zip Code)

                                 (502) 753-0500
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 27, 2006, 1st Independence Financial Group, Inc. (the "Company") entered into a Change of Control Agreement (the "Agreement") with one of its Executive Vice Presidents, Gregory A. DeMuth. The summary of the material terms of that Agreement which follows is qualified in its entirety by the terms of the Agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The term of the Agreement commences on the date of a "change in control" and extends for a three-year period from such date, subject to extension by the Company. Under the Agreement, Mr. DeMuth will receive severance pay if his employment is terminated by the Company without "cause." Mr. DeMuth will also receive severance pay if he elects to terminate employment with the Company for "good reason." If the termination occurs during the two-year period following a change in control, Mr. DeMuth will receive 2.99 times his "base amount" to be paid a lump sum within 30 days after termination of his employment. If termination does not occur during the two-year period, Mr. DeMuth will receive his "base compensation" at the rate in effect at the time of termination in semi-monthly payments for the remaining term of the Agreement. However, in the event Mr. DeMuth is a "key employee" at the time of termination of employment and the Company's stock is publicly traded on an established securities market, then Mr. DeMuth must wait for a six-month period from the date of termination of employment before receiving payment of any severance amounts.

If Mr. DeMuth is terminated without "cause" or terminates employment for "good reason," Mr. DeMuth, his personal representative or his heirs may request during the three-month period following Mr. DeMuth's termination of employment that the Company purchase all outstanding stock options previously granted to him whether or not such options are exercisable or have terminated, provided that the fair market value of such options on the date of termination exceeds the aggregate options price for such shares.

Mr. DeMuth will be entitled to participate in the benefit, retirement and compensation plans and other perquisites through the date of termination. In lieu of COBRA coverage otherwise available to him during the remaining term of the Agreement, the Company also will maintain for the benefit of Mr. DeMuth, and if applicable for his spouse and dependent children, each welfare benefit plan in which he participated immediately prior to termination (unless an essentially equivalent plan is provided by a subsequent employer). Under the terms of the Agreement, Mr. DeMuth generally will be subject to a confidentiality requirement and a one-year non-solicitation and covenant-not-to-compete following termination of employment.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits

            Exhibit No.      Description
            -----------      -----------
            10.1             Change in Control Agreement between 1st
                             Independence Financial Group, Inc. and Gregory A.
                             DeMuth.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       1st INDEPENDENCE FINANCIAL GROUP, INC.

Date: March 30, 2006                   By: /s/ R. Michael Wilbourn
                                           --------------------------
                                           R. Michael Wilbourn
                                           Executive Vice President
                                           and Chief Financial Officer